Exhibit 21





                       Subsidiaries of Atrion Corporation
                             As of December 31, 2006


                                               State of
                      Subsidiary             Incorporation    Ownership
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    Atrion Medical Products, Inc.               Alabama           100%
    Halkey-Roberts Corporation                  Florida           100%
    Quest Medical, Inc.                          Texas            100%
    AlaTenn Pipeline Company LLC                Alabama           100%
    Atrion Leasing Company LLC                  Alabama           100%
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